Exhibit 10.17

GEMPHIRE THERAPEUTICS INC.

FORM OF

NOTE PURCHASE AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is made as of December   , 2015, by and among GEMPHIRE THERAPEUTICS INC., a Delaware corporation (the “Company”), and the individual or entity listed on the signature page attached hereto (the “Purchaser”).

WITNESSETH

WHEREAS, pursuant to that certain Note Purchase Agreement by and among the Company and the other parties thereto dated July 31, 2015, as amended (the “Note Purchase Agreement”) the Company issued its Convertible Subordinated Promissory Notes (the “Notes”) to the parties named therein as “Purchasers”; and

WHEREAS, for purposes of a subsequent closing of the sale of the Notes contemplated by the Note Purchase Agreement, the Purchaser desires to purchase a Note in the original principal amount set forth below (the “Principal Amount”) and desires to join in the rights, benefits and obligations under the Note Purchase Agreement; and

WHEREAS, the Purchaser has been given a copy of the Note Purchase Agreement and afforded ample opportunity to read and to have counsel review it, and the Purchaser is thoroughly familiar with its terms.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and covenants hereinafter set forth, and to induce the Company to sell the Note to the Purchaser, the Company and the Purchaser agree as follows:

1.                                      ACCESSION TO NOTE PURCHASE AGREEMENT.  The Purchaser has been given a copy of the Note Purchase Agreement and afforded ample opportunity to read and to have counsel review it.  The Purchaser hereby agrees fully to be bound by (and, accordingly, makes all of the corresponding representations and warranties, covenants and agreements contained therein, including without limitation, the representations and warranties set forth in Section 2.2 thereof with respect to the status of the Purchaser as an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended) the Note Purchase Agreement as a “Purchaser” (as defined therein).

2.                                      EFFECTIVE TIME.  This Joinder Agreement shall take effect and shall become an integral part of the Note Purchase Agreement immediately upon execution and delivery to the Company of this Joinder Agreement as though the Note Purchase Agreement had been executed directly by the Purchaser as of the date hereof and may be attached as a counterpart signature page to the Note Purchase Agreement.

3.                                      ACCEPTANCE BY THE COMPANY.  The Company hereby accepts such subscription and acknowledges receipt of the purchase price for a Note equal to the Principal Amount as set forth below on the date upon which the Company acknowledges this Joinder Agreement.

4.                                      COUNTERPARTS; FACSIMILE.  This Joinder Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  Signatures of the parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.

SIGNATURES ON THE FOLLOWING PAGE

The parties hereto have executed this JOINDER AGREEMENT as of the date set forth in the first paragraph hereof.

NAME OF PURCHASER:

LEGAL NAME:

Signature:

By:

Its (title):

Principal Amount: $

Address:

Email:

Telephone:

ACCEPTED:

GEMPHIRE THERAPEUTICS INC.

By:
Name:	Mina P. Sooch
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO GEMPHIRE THERAPEUTICS INC.

JOINDER AGREEMENT